                                                                       EXHIBIT 8

                            FAGE DAIRY INDUSTRY S.A.
                  LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2002

CONSOLIDATED SUBSIDIARIES

                    DIRECT       TOTAL(1)   JURISDICTION
                  ----------     --------   ------------
VORAS SA(2)             (100%)                Greece
ELLENIKA SRL          (88.87%)                Italy
XYLOURIS SA              (68%)                Greece
FOODS HELLAS SA       (99.38)                 Greece
AGROKTIMA SA          (99.33%), (99.996%)     Greece
FAGE USA CORP.          (100%)                U.S.A.
ILIATOR SA               (97%)                Greece
ZAGAS SA                 (98%), (99.988%)     Greece


Foods Hellas SA holds the following interests :

AGROKTIMA SA           (0.67%)
ZAGAS SA              (0.012%)


(1) Total participation includes interest of Foods Hellas SA.

(2) All assets of Voras S.A. have been transferred in the Company, and Voras S.A. is in the process of being liquidated.

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